UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 15, 2016 (Date of earliest event reported)
NOVAGOLD RESOURCES INC.
 (Exact Name of Registrant as Specified in Its Charter)
British Columbia	001-31913	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)
Suite 720, 789 West Pender Street, Vancouver, British Columbia, Canada V6C 1H2
 (Address of principal executive offices) (Zip Code)
(604) 669-6227
 (Registrant's Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers

On December 15, 2016, NOVAGOLD RESOURCES INC. (the "Company"), its wholly-owned subsidiary, NovaGold USA, Inc. ("NGUSA"), and David L. Deisley, the Company's Executive Vice President and General Counsel, entered into an amendment (the "Amendment") to Mr. Deisley's employment agreements dated September 4, 2012.  In the Amendment, Mr. Deisley, the Company and NGUSA agree that Mr. Deisley's work schedule will be reduced to 75% of full-time effective January 1, 2017.  The Amendment also reduces Mr. Deisley's annual salary and annual incentive potential by 25% effective January 1, 2017.  Mr. Deisley's annual salary as of January 1, 2017 will be $355,350, which represents 75% of his full-time salary.  If Mr. Deisley returns to a full-time schedule pursuant to the terms of the Amendment, his annual salary and annual incentive potential shall be reinstated to their full-time amounts commencing upon his return to a full-time schedule.  Mr. Deisley's annual salary under a full-time schedule would be $473,800 as of January 1, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 16, 2016	NOVAGOLD RESOURCES INC.

	By:	/s/ David A. Ottewell
David A. Ottewell
Vice President and Chief Financial Officer